-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

-------------------------------------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                            THE SECURITIES ACT OF 1933



                            VICON INDUSTRIES, INC.
-------------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)


     New York                                                  11-2160665
-------------------------------------------               ---------------------
(State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                           Identification  No.)

89 Arkay Drive, Hauppauge, New York                            11788
-------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                    (Zip Code)


                               VICON INDUSTRIES, INC.
                      1999 Incentive Stock Option Plan and
                      1999 Non-Qualified Stock Option Plan
-------------------------------------------------------------------------------
                            (Full title of the Plan)



                                Kenneth M. Darby
                      Chairman and Chief Executive Officer
                             Vicon Industries, Inc.
                                 89 Arkay Drive
                               Hauppauge, NY 11788
-------------------------------------------------------------------------------
                    (Name and Address of Agent for Service)


                                 (631) 952-2288
---------------------------------------------------------------------
                Telephone number, including area code, of Agent for Service

                         CALCULATION OF REGISTRATION FEE


                                Proposed        Proposed
Title of                        maximum         maximum             Amount of
securities to   Amount to       offering price  aggregate          registration
be registered   be registered   per share (2)   offering price(2)      fee
-------------   -------------   --------------  -----------------  ------------
Common Stock    200,000 shares(1)   $3.57         $714,597           $178.65



----------------------------------------


(1) The maximum number of shares as to which options may be granted under the Vicon Industries, Inc. 1999 Incentive Stock Option Plan and 1999 Non-Qualified Stock Option Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under such Plan.


(2) Estimated solely for the purpose of calculating the registration fee. Proposed maximum aggregate offering price is calculated pursuant to Rule 457 (h) (1) based on the sum of: (a) the aggregate of the exercise prices ($465,531) of the outstanding options for 144,897 shares, plus (b) with respect to options for the remaining 55,103 shares reserved for grant, an assumed price of $4.52 per share based upon the average of the high and low sale prices of the Registrant's Common Shares as reported on the American Stock Exchange on October 9, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


      Item 3.     Incorporation of Documents by Reference
      ------      ---------------------------------------

      The following documents filed by Vicon Industries, Inc. (the "Company") with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

      1. The Company's Annual Report on form 10-K for its fiscal year ended September 30, 2000, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

      2. The Company's Quarterly Reports on form 10-Q for its quarters ended December 31. 2000, March 31, 2001 and June 30, 2001, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

      3. The description of the Common Stock contained in the Company's Registration Statement on Form S-1, SEC File Number 2-66511 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

      Item 4.     Description of Securities
      ------      -------------------------

      Not Applicable.

      Item 5.     Interests of Named Experts and Counsel
      ------      --------------------------------------

      Not Applicable.

      Item 6.     Indemnification of Directors and Officers
      ------      -----------------------------------------

      Article 7 of the New York Business Corporation Law provides for the indemnification of directors and officers subject to certain limitations. Among other provisions, the statute provides that to be entitled to indemnification under the statutory provisions, a person who is sued or threatened to be sued by reason of being a director or officer of a New York corporation must affirmatively establish that he acted in good faith for a purpose which he reasonably believed to be in the best interests of the corporation. The statute requires court approval to provide indemnification in a derivative action under certain circumstances. Additionally, the indemnification to which directors, officers and other persons serving the corporation are entitled excludes amounts payable in a derivative action where the director, officer or other person is adjudged to be liable to the corporation.

         The Registrant's Certificate of Incorporation is silent with respect to indemnification of directors and officers. The By-laws of the Company provide for the indemnification of its directors and officers to the maximum extent provided by law. It is the position of the Securities and Exchange Commission and certain state securities administrators that any attempt to limit the liability of persons controlling an issuer under the federal securities laws or state securities laws is contrary to public policy and, therefore, unenforceable.

      Item 7.     Exemption from Registration Claimed
      ------      -----------------------------------

      Not Applicable

      Item 8.     Exhibits
      ------      --------

      The following is a complete list of exhibits filed as a part of this registration statement:

      Exhibit No.                         Documents
      ----------                          ---------


          4             The Company's 1999 Incentive Stock Option Plan and 1999
                        Non-Qualified  Stock Option Plan  (incorporated   by
                        reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999)

          5 Opinion of Schoeman, Updike & Kaufman, LLP dated October 10, 2001 as to the legality of original issuance of shares of Common Stock being registered.

         23.1          Consent of KPMG LLP.

         23.2          Consent of Schoeman, Updike & Kaufman, LLP
                       (included in Exhibit 5).

      Item 9.     Undertakings
      ------      ------------

     1. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithtown, State of New York, on October 10, 2001.


                                            VICON INDUSTRIES, INC.


                                      By:   /s/ Kenneth M. Darby
                                           ---------------------
                                    Name:  Kenneth M. Darby
                                   Title:  Chairman and Chief Executive Officer
Date:  October 10, 2001


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the dates indicated:


Signature             Title                                            Date


/s/ Kenneth M. Darby              Chairman and                 October 10, 2001
-------------------                                            ----------------
    Kenneth M. Darby               Chief Executive Officer


/s/ Milton F.Gidge                Director                     October 10, 2001
--------------------                                           ----------------
    Milton F. Gidge

/s/ Peter F. Neumann              Director                     October 10, 2001
--------------------                                           ----------------
    Peter F. Neumann


/s/ W. Gregory Robertson          Director                     October 10, 2001
------------------------                                       ----------------
    W. Gregory Robertson


/s/ Arthur D. Roche               Director                     October 10, 2001
-------------------                                            ----------------
    Arthur D. Roche

/s/ Kazuyoshi Sudo                Director                     October 10, 2001
    --------------                                             ----------------
    Kazuyoshi Sudo

EXHIBIT 23.1











                         Consent of Independent Auditors
                         -------------------------------




The Board of Directors
Vicon Industries, Inc.




We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report, dated November 22, 2000, on the consolidated balance sheets of Vicon Industries, Inc. and subsidiaries as of September 30, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows and related schedule for each of the years in the three-year period ended September 30, 2000, which report appears in the 2000 Annual Report on Form 10-K of Vicon Industries, Inc.




/s/KPMG LLP




Melville, New York
October 10, 2001

EXHIBIT 5 & 23.2

                         SCHOEMAN, UPDIKE & KAUFMAN, LLP
                               60 East 42nd Street
                             New York, NY 10165-006




                                            Date:  October 10, 2001




Securities and Exchange Commission
Washington, D.C.   20549



                                          Vicon Industries, Inc.

Dear Sirs:

      We are acting as counsel to Vicon Industries, Inc. (the "Registrant") in connection with the preparation of its registration statement on Form S-8 (the "Registration Statement") registering 200,000 shares of the Registrant's Common Stock, par value $.01 per share, issuable pursuant to the Registrant's 1999 Incentive Stock Option Plan and 1999 Non-Qualified Stock Option Plan.

      We have examined such Plans and such other documents as we believe necessary or appropriate for us to render the opinion set forth below.

      We are of the opinion that 200,000 shares when issued and sold in accordance with such Plans will be legally issued, fully paid and non-assessable.

      We consent to the inclusion of this opinion in the Registration Statement as exhibit thereto.

                                          Very truly yours,



                                          /s/ Schoeman, Updike & Kaufman, LLP
                                          -----------------------------------
                                              Schoeman, Updike & Kaufman, LLP